UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

HNR ACQUISITION CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41278	85-4359124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, TX 77098

(Address of Principal Executive Offices, including Zip Code)

(713) 834-1145

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HNRA	NYSE American
Redeemable warrants, exercisable for three quarters of one share of common stock at an exercise price of $11.50 per share	HNRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, on December 27, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), entered into a membership interest purchase agreement (the “MIPA”) with CIC Pogo LP, a Delaware limited partnership, DenCo Resources, LLC, a Texas limited liability company, Pogo Resources Management, LLC, a Texas limited liability company, 4400 Holdings, LLC, a Texas limited liability company and, solely with respect to Section 7.20 of the MIPA, HNRAC Sponsors LLC, a Delaware limited liability company.

Attached as Exhibit 99.1 is an investor presentation for use by the Company in meetings with certain of its stockholders, investors as well as other persons with respect to the proposed transactions contemplated by the MIPA.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HNR ACQUISITION CORP

Date: February 27, 2023	By:	/s/ Donald H. Goree
		Name:	Donald H. Goree
		Title:	Chief Executive Officer

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